Exhibit 99.1

C1 Financial, Inc. Announces Approval of Merger by Shareholders

ST. PETERSBURG, FL, March 3, 2016 – C1 Financial, Inc. (NYSE: BNK) (“C1”), announced today that, at its special meeting of shareholders held today, a majority of the outstanding shares of C1 common stock voted to approve the adoption of the merger agreement with Bank of the Ozarks, Inc. (“OZRK”). The transaction is expected to close late in the first quarter or in the second quarter of 2016.

More than 99.7 percent of the votes cast were in favor of approving the merger agreement, which represented approximately 83.51 percent of the outstanding shares of C1 common stock at January 29, 2016, the record date for the special meeting.

About C1 Financial, Inc.

Our name expresses our ideals to put our Clients 1st and our Community 1st. We are focused on serving the needs of entrepreneurs, tailoring a wide range of relationship banking services to entrepreneurs and their families, including commercial loans and a full line of depository products. We are based in St. Petersburg, Florida and operate from 32 banking centers and one loan production office on the West Coast of Florida and in Miami-Dade, Broward and Orange Counties. As of December 31, 2015, we were the 19th largest bank headquartered in the state of Florida by assets and the 17th largest by equity, having grown both organically and through acquisitions. Additional information is available at www.c1bank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about C1 and OZRK that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between C1 and OZRK, the proposed impact of the merger on OZRK’s financial results, including any expected increase in OZRK’s book value and tangible book value per common share and any expected increase in diluted earnings per common share, acceptance by C1’s customers of OZRK’s products and services, the opportunities to enhance market share in certain markets, market acceptance of OZRK generally in new markets, and the integration of C1’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about C1 and OZRK. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of C1’s operations with those of OZRK will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by OZRK’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; general competitive, economic, political and market conditions and fluctuations; changes in the regulatory environment; changes in the economy affecting real estate values; C1’s ability to achieve loan and deposit growth; projected population and income growth in C1’s targeted market areas; volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans; and the other factors described in C1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC or OZRK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC. C1 and OZRK assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.